FIRST AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

Between BRANDES INVESTMENT TRUST and THE NORTHERN TRUST COMPANY,

dated January 30, 2020

WHEREAS:

I.

Reference is made to the securities lending authorization agreement between THE NORTHERN TRUST COMPANY (the “Agent”) and BRANDES INVESTMENT TRUST (the “Lender”), dated January 30, 2020 and as amended from time to time (the “Agreement”).

II.	In addition to the provisions contained in the Agreement, the Agent and the Lender wish to amend the Agreement, as set out in this agreement (the “Amendment Agreement”).

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A)	Amendments. Pursuant to Clause 14.1 of the Agreement, Schedule E of the Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule E.

B)	Except as hereby specifically amended, the Agreement as heretofore set forth shall remain in full force and effect.

C)	This Amendment Agreement will be governed by, and construed in accordance with laws governing the Agreement.

D)	The terms of this Amendment Agreement shall be effective as of April 23, 2020.

Executed in two originals

BRANDES INVESTMENT TRUST

By:	/s/ Jeff Busby
Name:	Jeff Busby
Title:	President

AGREED TO AND ACCEPTED BY:

THE NORTHERN TRUST COMPANY

By:	/s/ Sandra L. Linn
Name:	Sandra L. Linn
Title:	Senior Vice President
Date:	6/4/2020

SCHEDULE E

TO SECURITIES LENDING AUTHORIZATION AGREEMENT

(“Agreement”)

PROGRAM RESTRICTIONS

With respect to any Loan of Lender’s Securities, the following restrictions shall apply:

•	No more than 30% of the admitted assets of the Account (determined at the time of making the Loan) may be on Loan at any time.

•	1% buffer level at the security level for all approved markets.

•	The securities lending programs are to follow a dividend arbitrage (enhanced yield) lending strategy.

•	Non-dividend arbitrage (enhanced yield) loans may be made with client approval.

•	Loans in buy-in markets are prohibited.

The Lender acknowledges that applying the above restrictions to Lender’s participation in the securities lending program may reduce the amount of securities lending income that might have otherwise been generated.

BRANDES INVESTMENT TRUST

By:	/s/ Jeff Busby
Name:	Jeff Busby
Title:	President

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